As filed with the Securities and Exchange Commission on December 29, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WESBANCO, INC.

(Exact name of registrant as specified in its charter)

West Virginia	55-0571723
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Bank Plaza Wheeling, West Virginia 26003 (304) 234-9000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	Paul M. Limbert President and Chief Executive Officer WesBanco, Inc. 1 Bank Plaza Wheeling, West Virginia 26003 (304) 234-9000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James C. Gardill, Esq. Phillips, Gardill, Kaiser & Altmeyer PLLC 61 Fourteenth Street Wheeling, West Virginia 26003 (304) 232-6810	Kristen Larkin Stewart, Esq. Paul C. Cancilla, Esq. K&L Gates LLP Henry W. Oliver Building 535 Smithfield Street Pittsburgh, PA 15222-2312 (412) 355-6500

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer:	☒
Non-accelerated filer:	☐	Smaller reporting company:	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $2.0833 par value per share(1)	$80,000,000(2)	100%	$80,000,000	$3,144.00
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share	75,000	$1,000(3)	$75,000,000(3)	$2,947.50
Warrant to purchase Common Stock, $2.0833 par value per share, and underlying shares of Common Stock(4)	439,282(4)	$25.61(5)	$11,250,012(5)	$442.13
Total			$166,250,012	$6,533.63

(1)	In U.S. dollars or the equivalent thereof in any other currency unit or units, or composite currency or currencies.

(2)	An indeterminate number of shares of common stock, par value $2.0833, of WesBanco, Inc. are covered by this registration statement. Common stock may also be issued upon exercise of warrants to purchase common stock that are registered hereby.

(3)	Calculated in accordance with Rule 457(a) and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.

(4)	In addition to the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, there are being registered hereunder (a) a warrant for the purchase of 439,282 shares of common stock with an initial per share exercise price of $25.61, (b) the 439,282 shares of common stock issuable upon exercise of such warrant, and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(5)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $25.61.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED

PROSPECTUS

WesBanco, Inc.

Common Stock

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Warrant to Purchase 439,282 Shares of Common Stock

This prospectus relates to the sale by WesBanco, Inc. (“WesBanco”) from time to time of our common stock, par value $2.0833 (“Common Stock”). The total amount of Common Stock offered by WesBanco under this prospectus will have an initial aggregate offering price of up to $80,000,000, or the equivalent amount in other currencies, currency units or composite currencies, although WesBanco may increase this amount in the future.

This prospectus also relates to the potential resale by the selling securityholders described on pages 10-11 of some or all of the shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), a warrant (the “Warrant”) to purchase 439,282 shares of Common Stock, and any shares of Common Stock issuable from time to time upon exercise of the Warrant. The Series A Preferred Stock and the Warrant were originally issued by us pursuant to that certain Letter Agreement dated December 5, 2008 and the related Securities Purchase Agreement – Standard Terms, between us and the United States Department of the Treasury (the “initial selling securityholder”), in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the “selling securityholders”, may offer the securities described in this prospectus from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of securities by the selling securityholders.

The Common Stock of WesBanco is listed on the NASDAQ Global Select Market and trades under the ticker symbol “WSBC.” The Series A Preferred Stock is not listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the Series A Preferred Stock on any exchange.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We urge you to carefully read “Risk Factors” on page 3 and other information included or incorporated by reference in this prospectus and any prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in any securities offered by this prospectus.

WesBanco is a West Virginia corporation with its principal executive offices located at One Bank Plaza, Wheeling, West Virginia 26003, telephone number (304) 234-9000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2009.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We have filed a registration statement on Form S-3 (together with all amendments, exhibits, schedules and supplements thereto, the “registration statement”) under the Securities Act. This prospectus, which forms part of that registration statement, does not contain all of the information set forth in that registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the registration statement, we urge you to carefully read the documents contained in those exhibits.

WesBanco files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information that WesBanco files with the SEC are available to the public over the Internet at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available through our website at http://www.wesbanco.com. The information on our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain further information on the operation of the Public Reference Room.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the following documents that WesBanco has filed with the SEC and all filings we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which the registration statement of which this prospectus is a part is declared effective by the SEC, except as noted below:

Our SEC Filings (File No. 333-107736)	Period for or Date of Filing
Annual Report on Form 10-K	Year Ended December 31, 2007

Quarterly Reports on Form 10-Q	Quarters Ended March 31, June 30 and September 30, 2008

Current Reports on Form 8-K	January 2, January 24, January 31, February 8, March 4, April 18, July 7, October 7, December 8 and December 18, 2008

Form 8-A	May 2, 1977, as amended on June 10, 1977

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and, where reference is made to the particular provisions of that contract or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract or other document. Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to: WesBanco, Inc., Attention: Corporate Secretary, 1 Bank Plaza, Wheeling, West Virginia 26003, telephone number: (304) 234-9000. You also may review a copy of the registration statement and its exhibits at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may offer from time to time up to an aggregate of $80,000,000 of our Common Stock. In addition, under this shelf process, the selling securityholders named in this prospectus may sell any of the securities described in this prospectus in one or more offerings from time to time. When we use the term “securities” in this prospectus, we mean any of the securities that we or the selling securityholders named in this prospectus may offer under this prospectus, unless we say otherwise. This prospectus provides you with a general description of the securities that we or any such selling securityholders may offer. Each time we or any such selling securityholders offer securities under this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement. You also should carefully read the documents we have referred you to in “Where You Can Find More Information” for additional information about our company, including our financial statements.

Unless the context otherwise requires, references to “WesBanco”, the “Company”, “we”, “our” and “us” and similar terms mean WesBanco, Inc. and its subsidiaries and predecessors.

We may use this prospectus to offer our Common Stock from time to time.

The selling securityholders named in this prospectus may use this prospectus to offer any of the following of our securities from time to time:

•	Common Stock;

•	Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value, either directly or represented by depository shares; or

•	A warrant to purchase 439,282 shares of our Common Stock.

FORWARD-LOOKING STATEMENTS

You should carefully review the information contained in or incorporated by reference into this prospectus. Forward-looking statements in this prospectus relating to WesBanco’s plans, strategies, objectives, expectations and adequacy of resources are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this prospectus, statements that are not historical fact are “forward-looking statements,” including the factors discussed in “Risk Factors,” and involve numerous assumptions, risks and uncertainties. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities, actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; extended disruption of vital infrastructure and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC for our most recent fiscal year, which are incorporated by reference in this prospectus and any accompanying prospectus supplement, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table shows the ratio of earnings to fixed charges for WesBanco, which includes our subsidiaries, on a consolidated basis:

	For the Nine Months Ended September 30, 2008	For the Year Ended December 31
		2007	2006	2005	2004	2003
Excluding Interest on Deposits	2.38	2.84	2.54	2.56	3.23	3.46

Including Interest on Deposits	1.40	1.45	1.46	1.58	1.78	1.71

No shares of our Series A Preferred Stock, or any other class of preferred stock, were outstanding during the years ended December 31, 2007, 2006, 2005, 2004 and 2003, or during the nine months ended September 30, 2008, and we did not pay preferred stock dividends during these periods. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges presented above.

USE OF PROCEEDS

We intend to use the net proceeds that we receive from the sale of the securities offered by this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. These general corporate purposes may include, but are not limited to, repayment, redemption or refinancing of debt, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of possible acquisitions, working capital, satisfaction of other obligations and repurchase of outstanding securities, including the Series A Preferred Stock. Pending any such use, the net proceeds from the sale of the securities offered by this prospectus may be invested in short-term, investment grade, interest-bearing instruments. We will include a more detailed description of the use of net proceeds of any specific offering in the applicable prospectus supplement relating to the offering. We will not receive any of the proceeds from the sale of any securities offered by this prospectus by any selling securityholder.

DESCRIPTION OF COMMON STOCK

Under our Restated Articles of Incorporation, as amended, we are authorized to issue up to 50,000,000 shares of our common stock, par value $2.0833 (the “Common Stock”), of which 26,633,848 shares are issued and approximately 26,560,889 shares are outstanding as of December 26, 2008, held of record by approximately 5,420 holders.

A prospectus supplement relating to an offering of Common Stock or other securities convertible or exchangeable for, or exercisable into, Common Stock, or the settlement of which may result in the issuance of Common Stock, will describe the relevant terms, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities.

The issuance of shares of our preferred stock (including the Series A Preferred Stock) could affect the relative rights of our Common Stock. Depending on the exact terms, limitations and relative rights and preferences, if any, of the shares of our preferred stock at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on our Common Stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation or dissolution of WesBanco, redemption rights, rights to convert preferred stock into shares of our Common Stock, and voting rights which would tend to dilute the voting control of WesBanco by the holders of our Common Stock. Subject to these limitations, in the event of any liquidation, dissolution or winding up of WesBanco, and subject to the application of state and federal laws, holders of our Common Stock are entitled to share ratably in the assets available for distribution to shareholders remaining after payment of our obligations.

Each share of Common Stock is entitled to one vote, and to cumulate votes in the election of directors. No holder of shares of Common Stock has any preemptive right to subscribe for or purchase any other securities of WesBanco, and there are no conversion rights or redemption or sinking fund provisions applicable to Common Stock. However, WesBanco elects directors on a staggered basis by class with terms of three years. This provision of our Restated Articles of Incorporation, as amended, requires a supermajority vote of our shareholders to change.

DESCRIPTION OF SERIES A PREFERRED STOCK

The following is a brief description of the terms of the Series A Preferred Stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Restated Articles of Incorporation, as amended, and related Certificate of Designations with respect to the Series A Preferred Stock, copies of which have been filed with the SEC and are also available upon request from us.

General

Under our Restated Articles of Incorporation, as amended, we have authority to issue up to 1,000,000 shares of preferred stock, no par value per share. Of such number of shares of preferred stock, 75,000 shares have been designated as Series A Preferred Stock, all of which shares of Series A Preferred Stock were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable.

Dividends Payable On Shares of Series A Preferred Stock

Holders of shares of Series A Preferred Stock are entitled to receive if, as and when declared by our Board of Directors or a duly authorized committee of the Board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each Dividend Period (as defined below) from December 5, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each Dividend Period thereafter.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15 (each a “Dividend Payment Date”), starting with February 15, 2009. If any Dividend Payment Date is not a business day, then the next business day will be the applicable Dividend Payment Date, and no additional dividends will accrue as a result of the applicable postponement of the Dividend Payment Date. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period,” provided that the initial Dividend Period shall be the period from and including December 5, 2008 to, but excluding, the next Dividend Payment Date. Dividends payable during any Dividend Period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as our Board of Directors or any duly authorized committee of the Board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable Dividend Payment Date. Any such day that is a dividend record date shall be such a dividend record date whether or not such day is a business day.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of Series A Preferred Stock prior to the applicable Dividend Payment Date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. In addition, we are subject to West Virginia state laws relating to the payment of dividends.

Priority of Dividends

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

•

senior to our Common Stock and any other class or series of stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights, and/or rights of liquidation, dissolution, or winding up of WesBanco (“Junior Stock”); and

•

at least equally with any other class or series of stock the terms of which do not expressly provide that it ranks senior or junior to the Series A Preferred Stock as to dividend rights, and/or rights of liquidation, dissolution, or winding up of WesBanco (“Parity Stock”).

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends on the Series A Preferred Stock for all prior Dividend Periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our Common Stock, other Junior Stock, or Parity Stock other than a dividend payable solely in shares of Common Stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our Common Stock, other Junior Stock, or Parity Stock unless we have declared and paid in full all accrued and unpaid dividends on the Series A Preferred Stock for all prior Dividend Periods, other than:

•

purchases, redemptions or other acquisitions of our Common Stock or other Junior Stock in connection with the administration of our employee benefit plans in the ordinary course of business pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by broker-dealer subsidiaries of WesBanco solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business;

•	purchases by broker-dealer subsidiaries of WesBanco for resale pursuant to an offering by WesBanco of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or Junior Stock in connection with any shareholders’ rights plan or redemptions or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of Junior Stock or Parity Stock for the beneficial ownership of any other person who is not WesBanco or a subsidiary of WesBanco, including as trustee or custodian; and

•

the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock or Junior Stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 5, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

If we repurchase shares of Series A Preferred Stock from a holder other than the initial selling securityholder, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the initial selling securityholder.

On any Dividend Payment Date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other Parity Stock, all dividends paid or declared for payment on that Dividend Payment Date (or, with respect to Parity Stock with a different dividend payment date, on the applicable dividend date therefor falling within the Dividend Period and related to the Dividend Payment Date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other Parity Stock, shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the Dividend Period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our Common Stock and any other Junior Stock from time to time out of any funds legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

The Series A Preferred Stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) of not less than $18,750,000, which equals 25% of the aggregate liquidation amount of the Series A Preferred Stock on the date of issuance. In such a case, we may redeem the Series A Preferred Stock, subject to the approval of the Board of Governors of the Federal Reserve System, in whole or in part, upon notice as described below, in an amount and up to an aggregate redemption price equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than WesBanco or its subsidiaries after December 5, 2008, of shares of perpetual preferred stock, Common Stock or a combination thereof, that in each case qualify as tier 1 capital of WesBanco at the time of issuance under the applicable risk-based capital guidelines of the Board of Governors of the Federal Reserve System. Qualified equity offerings do not include issuances made in consideration for other securities (e.g. in connection with a business combination transaction), issuances of trust preferred securities or other tier 1 capital, and sales and issuances of Common Stock and/or perpetual preferred stock made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to December 5, 2008.

After February 15, 2012, the Series A Preferred Stock may be redeemed at any time, subject to the approval of the Board of Governors of the Federal Reserve System, in whole or in part, subject to notice as described below.

In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our Board of Directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where certificates for shares of Series A Preferred Stock are to be surrendered for payment of the redemption price, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our Common Stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding Parity Stock, the amounts paid to the holders of Series A

Preferred Stock and other shares of Parity Stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of Parity Stock, the holders of our Common Stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, lease, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.

Voting Rights

Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more (whether or not consecutive), the authorized number of directors then constituting our Board of Directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding Parity Stock with like voting rights (“Voting Parity Stock”), voting as a single class, will be entitled to elect the two additional members of our Board of Directors (“Preferred Stock Directors”) at the next annual meeting (or at a special meeting called for the purpose of electing the Preferred Stock Directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past Dividend Periods, including the last completed Dividend Period, have been paid in full, at which time such right shall terminate with respect to the Series A Preferred Stock, subject to revesting in the event of each and every subsequent failure to pay dividends in the circumstances described above. The election of any Preferred Stock Director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and Voting Parity Stock to vote for Preferred Stock Directors, as described above, the Preferred Stock Directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of WesBanco will be reduced by the number of Preferred Stock Directors that the holders of Series A Preferred Stock and Voting Parity Stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and Voting Parity Stock, voting as a class, may remove any Preferred Stock Director, with or without cause, and the holders of a majority of the shares of Series A Preferred Stock and Voting Parity Stock, voting as a class, may fill any vacancy created by the removal of a Preferred Stock Director. If the office of a Preferred Stock Director becomes vacant for any other reason, the remaining Preferred Stock Director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Restated Articles of Incorporation, as amended, the vote or consent of the holders of at least 66 2/3 % of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our Restated Articles of Incorporation, as amended, or the Certificate of Designations for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of WesBanco;

•

any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series A Preferred Stock or our Restated Articles of Incorporation, as amended (including any amendment, alteration or repeal by means of a merger, consolidation or otherwise, unless no vote on such merger or consolidation is required by the following paragraph) so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of WesBanco with another entity, unless (a) the shares of Series A Preferred Stock remain outstanding following any such transaction or, if WesBanco is not the surviving entity following such transaction, are converted into or exchanged for preference securities of the surviving entity or its ultimate parent and (b) such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, references, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock immediately prior to the consummation of such transaction, taken as a whole.

However, any increase in the amount of authorized preferred stock, including any increase in the authorized amount of Series A Preferred Stock necessary to satisfy preemptive or similar rights granted by WesBanco to other persons prior to December 5, 2008, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of preferred stock, or any securities convertible or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of WesBanco will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of Series A Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The Warrant is initially exercisable for 439,282 shares of our Common Stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $75,000,000, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of Common Stock underlying the Warrant then held by the selling securityholders will be reduced by 50% to 219,641 shares. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the Warrant is $25.61 per share of Common Stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before December 5, 2018 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of Common Stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by WesBanco of such number of shares of Common Stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our Common Stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. If the warrantholder does not exercise the Warrant in its entirety, the warrantholder will be entitled to receive a new warrant in substantially identical form for the purchase of that number of shares of Common Stock equal to the difference between the number of shares subject to the Warrant and the number of shares as to which the Warrant is exercised. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the Warrant, certificates for the shares of Common Stock issuable upon exercise will be issued to the warrantholder. Such shares shall be deemed to be issued as of the close of business on the date on which the Warrant and the payment of the exercise price are delivered to WesBanco. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our Common Stock on the last day preceding the exercise of the Warrant less the pro-rated exercise price of the Warrant for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our Common Stock for which the Warrant may be exercised. We have listed the shares of Common Stock issuable upon exercise of the Warrant with the NASDAQ Global Select Market.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our Common Stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

The initial selling securityholder may not transfer a portion of the Warrant with respect to or exercise the Warrant for more than 219,641 shares of Common Stock until the earlier of the date on which WesBanco has received aggregate gross proceeds from a qualified equity offering of at least $75,000,000 and December 31, 2009. The Warrant, and all rights under the Warrant, are otherwise transferable in accordance with applicable securities laws.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our Common Stock, or subdivide, combine or reclassify outstanding shares of our Common Stock.

Anti-dilution Adjustment. Until the earlier of December 5, 2011 and the date the initial selling securityholder no longer holds the Warrant (and other than in certain permitted transactions described below, or in a stock split, subdivision, reclassification or combination as described above), if we issue any shares of Common Stock (or securities convertible or exchangeable for or exercisable into Common Stock) for no consideration or for less than 90% of the market price of the Common Stock on the last trading day prior to pricing such shares or convertible securities, then the number of shares of Common Stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions that will not trigger this adjustment include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•

in connection with public or broadly marketed offerings and sales of Common Stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of December 5, 2008.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, both the number of shares issuable upon exercise of the Warrant and the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of Common Stock both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation, statutory share exchange or similar transaction involving WesBanco and requiring shareholder approval, or a reclassification of our Common Stock, the warrantholder’s right to receive shares of our Common Stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the transaction consideration that would have been payable to the warrantholder with respect to the shares of Common Stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

SELLING SECURITYHOLDERS

On December 5, 2008, we issued 75,000 shares of Series A Preferred Stock and the Warrant to the United States Department of the Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	75,000 shares of Series A Preferred Stock, representing beneficial ownership of 100% of the shares of Series A Preferred Stock outstanding on the date of this prospectus;

•	a warrant to purchase 439,282 shares of our Common Stock, which shares, if issued, would represent beneficial ownership of approximately 1.6% of our Common Stock as of December 26, 2008; and

•	439,282 shares of our Common Stock issuable upon exercise of the Warrant, which shares, if issued, would represent ownership of approximately 1.6% of our Common Stock as of December 26, 2008.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the Series A Preferred Stock, the Warrant, and the shares of Common Stock underlying the Warrant.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

We and any selling securityholders and their successors, including their transferees, may offer the offered securities in one or more of the following ways, or any other way set forth in an applicable prospectus supplement from time to time:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions;

•	to holders of other securities in exchanges in connection with acquisitions; or

•	through a combination of any of these methods of sale.

The prospectus supplement for each series of securities we or any selling securityholders sell will describe the offering, including:

•	the name or names of any underwriters;

•	the initial public offering or purchase price and the proceeds to us from that sale;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation, which in the aggregate will not exceed eight percent of the gross proceeds of the offering;

•	any discounts, commissions, concessions or fees allowed to dealers or agents; and

•	any securities exchanges on which the securities may be listed.

Underwriters

If underwriters are used in a sale, we or the selling securityholders, as the case may be, will execute an underwriting agreement with them regarding those securities. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters must purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement will state that this is the case and will describe the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker-dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

Agents

We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless stated otherwise in the applicable prospectus supplement.

Direct Sales

We or any selling securityholders may sell any of the securities directly to purchasers. In this case, we or any selling securityholders will not engage underwriters or agents in the offer and sale of these securities.

In addition, shares of Common Stock may be issued upon the exercise of warrants.

Indemnification

We or any selling securityholders may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The securities we or any selling securityholders offer may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us or any selling securityholders may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series offered under this prospectus.

LEGAL MATTERS

The validity of the issuance of the offered securities will be passed upon for us by Phillips, Gardill, Kaiser & Altmeyer PLLC, Wheeling, West Virginia.

EXPERTS

The consolidated financial statements of WesBanco, Inc. appearing in WesBanco, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC registration fee	$6,533.63
Legal fees and expenses	57,500.00
Accounting fees and expenses	5,200.00
Printing and engraving fees	5,000.00
Miscellaneous	2,766.37

Total	$77,000.00

All of the above amounts, other than the SEC registration fee, are estimates only.

Item 15.	Indemnification of Directors and Officers.

Under the West Virginia Business Corporation Act (the “WVBCA”), a corporation is generally permitted to indemnify a director if the director conducted himself or herself in good faith, he or she reasonably believed the conduct to be in the best interests of the corporation (or at least not opposed to the best interests of the corporation for all conduct that was not in his or her official capacity) and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, the WVBCA permits a corporation to include broader indemnification in its articles of indemnification so long as the provision does not limit the liability for (i) receipt of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) certain unlawful distributions, or (iv) an intentional violation of criminal law. The articles of incorporation may also contain a provision (an “elimination provision”) eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director so long as the provision does not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain unlawful distributions, or (iv) any transaction from which the director derived an improper personal benefit. This articles of incorporation provision may not apply to conduct occurring prior to the provision’s adoption. The WVBCA requires a corporation to indemnify a director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

The WVBCA permits a corporation, before final disposition of a proceeding, to advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

•

a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in the first sentence of the preceding paragraph or that the proceeding involves conduct for which liability has been eliminated under an elimination provision; and

•	a written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification and it is ultimately determined that he or she has not met the relevant standard of conduct.

The WVBCA provides that a corporation may indemnify its officers to the same extent as a director and, if the officer is not a director or if the officer is a party to the proceeding solely in his capacity as an officer, to a further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors or contract, except that such additional indemnification may not be provided for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or liability arising out of conduct that constitutes (i) receipt by him or her of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders or (iii) an intentional violation of criminal law. The WVBCA requires mandatory indemnification of officers that are not directors to the same extent as directors.

Under our bylaws, we will indemnify each of our directors and officers, whether or not then in office, against all costs and expenses reasonably incurred in connection with any suit to which he is a party by reason of having been an officer or director of WesBanco or another company which he served at the request of WesBanco unless he is adjudged derelict in the performance of his duties as director or officer. In addition, our bylaws provide that an “institution-affiliated party” (as defined in 12 U.S.C. Section 1813(u)) may not receive a “prohibited indemnification payment,” which is defined as any payment by us to an institution-affiliated party to pay or agreement to reimburse such person for any liability or legal expenses in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to WesBanco. Further, we may make or agree to make a reasonable indemnification payment only if all of the following conditions are met: (i) our Board of Directors determines in writing that the institution-affiliated party acted in good faith and the best interests of WesBanco; (ii) the Board determines that the payment will not materially affect WesBanco’s safety and soundness; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and (iv) the institution-affiliated party agrees in writing to reimburse WesBanco, to the extent not covered by permissible insurance, for payments made in the event that the administrative action results in a final order or settlement in which the institution-affiliated party is assessed a civil money penalty, is removed or prohibited from banking, or is required, under a final order, to cease an action or take any affirmative action.

Item 16.	Exhibits.

The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1	Restated Articles of Incorporation of the Registrant (incorporated by reference to a prior Registration Statement on Form S-4 under Registration No. 333-03905 filed by the Registrant with the Securities and Exchange Commission on May 16, 1996)

4.2	Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to the Quarterly Report on Form 10-Q filed by the Registrant with the Securities and Exchange Commission on May 15, 1998)

4.3	Bylaws of the Registrant (As Amended and Restated August 22, 2002) (incorporated by reference to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 27, 2007)

4.4	Certificate of Designations for the Series A Preferred Stock (incorporated by reference to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 8, 2008)

4.5	Letter Agreement dated December 5, 2008 and the related Securities Purchase Agreement – Standard Terms between the Registrant and the United States Department of the Treasury (incorporated by reference to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 8, 2008)

4.6	Warrant, dated December 5, 2008, for the purchase of shares of the Registrant’s Common Stock (incorporated by reference to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 8, 2008)

Exhibit Number	Description

5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer PLLC †

12.1	Statement of ratios of earnings to fixed charges †

23.1	Consent of Ernst & Young, LLP †

23.2	Consent of Phillips, Gardill, Kaiser & Altmeyer PLLC, included in Exhibit 5.1 filed herewith †

24.1	Power of Attorney (included in the signature pages to this Registration Statement) †

†	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table on the cover of this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser of the registrant’s securities:

(i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) of Regulation S-K shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed by the undersigned registrant pursuant to Rule 424(b)(2), (b)(5) or (b)(7) of Regulation S-K as part of a registration statement in reliance on Rule 430B of

Regulation S-K relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) of Regulation S-K for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B of Regulation S-K, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part this registration statement will, as to a purchaser with a time of contract for sale prior to such effective date, supersede or modify any statement that was made in a registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining any liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation S-K;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant;

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wheeling, State of West Virginia on December 29, 2008.

WesBanco, Inc.

By:	/s/ Paul M. Limbert
Name: Paul M. Limbert
Title: President and Chief Executive Officer

We, the undersigned officers and directors of WesBanco, Inc. hereby severally constitute and appoint Robert H. Young our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable WesBanco, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul M. Limbert Paul M. Limbert	President, Chief Executive Officer and Director (Principal Executive Officer)	December 29, 2008

/s/ Robert H. Young Robert H. Young	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 29, 2008

/s/ R. Peterson Chalfant R. Peterson Chalfant	Director	December 29, 2008

/s/ Abigail M. Feinknopf Abigail M. Feinknopf	Director	December 29, 2008

/s/ John D. Kidd John D. Kidd	Director	December 29, 2008

/s/ F. Eric Nelson, Jr. F. Eric Nelson, Jr.	Director	December 29, 2008

/s/ Joan C. Stamp Joan C. Stamp	Director	December 29, 2008

/s/ Jay T. McCamic Jay T. McCamic	Director	December 29, 2008

Signature	Title	Date

/s/ Neil S. Strawser Neil S. Strawser	Director	December 29, 2008

/s/ D. Bruce Knox D. Bruce Knox	Director	December 29, 2008

/s/ Donald P. Wood Donald P. Wood	Director	December 29, 2008

James E. Altmeyer	Director

/s/ Christopher V. Criss Christopher V. Criss	Director	December 29, 2008

/s/ Robert M. D’Alessandri, MD Robert M. D’Alessandri, MD	Director	December 29, 2008

/s/ Vaughn L. Kiger Vaughn L. Kiger	Director	December 29, 2008

/s/ Robert E. Kirkbride Robert E. Kirkbride	Director	December 29, 2008

/s/ Henry L. Schulhoff Henry L. Schulhoff	Director	December 29, 2008

/s/ James C. Gardill James C. Gardill	Director	December 29, 2008

/s/ Ray A. Byrd Ray A. Byrd	Director	December 29, 2008

James D. Entress	Director

/s/ John W. Fisher II John W. Fisher, II	Director	December 29, 2008

/s/ Ernest S. Fragale Ernest S. Fragale	Director	December 29, 2008

/s/ Edward M. George Edward M. George	Director	December 29, 2008

/s/ Reed J. Tanner Reed J. Tanner	Director	December 29, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Incorporation of the Registrant (incorporated by reference to a prior Registration Statement on Form S-4 under Registration No. 333-03905 filed by the Registrant with the Securities and Exchange Commission on May 16, 1996)

4.2	Articles of Amendment to the Articles of Incorporation of the Registrant (incorporated by reference to the Quarterly Report on Form 10-Q filed by the Registrant with the Securities and Exchange Commission on May 15, 1998)

4.3	Bylaws of the Registrant (As Amended and Restated August 22, 2002) (incorporated by reference to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 27, 2007)

4.4	Certificate of Designations for the Series A Preferred Stock (incorporated by reference to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 8, 2008)

4.5	Letter Agreement dated December 5, 2008 and the related Securities Purchase Agreement – Standard Terms between the Registrant and the United States Department of the Treasury (incorporated by reference to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 8, 2008)

4.6	Warrant, dated December 5, 2008, for the purchase of shares of the Registrant’s Common Stock (incorporated by reference to the Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 8, 2008)

5.1	Opinion of Phillips, Gardill, Kaiser & Altmeyer PLLC †

12.1	Statement of ratios of earnings to fixed charges †

23.1	Consent of Ernst & Young, LLP †

23.2	Consent of Phillips, Gardill, Kaiser & Altmeyer PLLC, included in Exhibit 5.1 filed herewith †

24.1	Power of Attorney (included in the signature pages to this Registration Statement) †

†	Filed herewith.